Preferred Apartment Communities, Inc. Reports Results for Second Quarter 2013
Atlanta, GA, August 5, 2013

Preferred Apartment Communities, Inc. (NYSE MKT: APTS) (the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended June 30, 2013. Unless otherwise indicated, all per share results are reported based on the weighted average shares of Common Stock outstanding on a fully-diluted basis for the period.
"We are very pleased with the Company’s operating performance for second quarter 2013," said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer. Williams added, "We believe our cash flow from operations and AFFO were exceptional. During the second quarter we more than doubled our capitalization, now have over 11 million shares of Common Stock outstanding, and have approximately $260 million in total assets. Our leasing activity was extremely strong during this period with rent increases and occupancy above our expectations. In addition, we are now harvesting the values created by our mezzanine loan program with the acquisition of Trail II, which should be a solid contributor to our organic growth."
Second Quarter 2013
The Company reported net cash provided by operating activities for the second quarter 2013, excluding the effect of approximately $125,000 of acquisition costs related to the acquisition of Trail II in June 2013, was $2,607,974. This represents an increase of $1,737,982, or approximately 200%, over net cash provided by operating activities for the second quarter 2012. There were no acquisitions in the second quarter 2012.

The Company reported Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, of $1,896,365 for the second quarter 2013, compared with AFFO of $826,684 for the second quarter 2012, an increase of approximately 129%. AFFO for the second quarter of 2013 reflects an exit fee for accrued interest of $283,062, which the Company realized when its mezzanine loan for Trail II was settled.

For the second quarter 2013, the Company reported Funds From Operations Attributable to Common Stockholders and Unitholders, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, of a loss of $5,526,564, which reflects deductions for a one-time deemed non-cash dividend of approximately $7.0 million related to the conversion of the Company’s Series B Preferred Stock to Common Stock on May 16, 2013, acquisition costs of approximately $125,000 related to our acquisition of Trail II in June 2013, and a loss on the early extinguishment of debt of approximately $604,000 related to the refinancing of our combined Trail Creek properties, compared with an FFO gain of $592,375 for the second quarter 2012.

AFFO is calculated by beginning with FFO and eliminating certain items that we believe by their nature are not comparable from period to period or tend to obscure the Company's actual operating performance. A reconciliation of net income (loss) attributable to common stockholders to FFO and AFFO is included in the Supplemental Financial Data attached to this press release on our website.

For the second quarter 2013, the Company reported a net loss attributable to common stockholders of $10,363,876, or approximately $1.26 per share, compared to a net loss attributable to common stockholders of $317,852, or approximately $0.06 per share, for the second quarter 2012. Net loss attributable to common stockholders for the second quarter 2013 compared to second quarter 2012 was increased by non-cash depreciation and amortization expenses of approximately $4.9 million and $0.9 million for the second quarters of 2013 and 2012, respectively, and acquisition costs of approximately $125,000 and $0, respectively. In addition, net loss was increased in the second quarter 2013 by a one-time deemed non-cash dividend charge of approximately $7.0 million due to the beneficial conversion feature of the Company's Series B Preferred Stock into shares of the Company’s Common Stock on May 16, 2013, and a loss on the early extinguishment of debt of approximately $604,000 related to the refinancing of our combined Trail Creek properties.

The Company's results for the second quarter 2013 included a full quarter of income from three additional mezzanine loans and two acquisition bridge loans (one of which was converted to a full mezzanine loan in the second quarter 2013) that were originated in the second half of 2012 and the first quarter 2013, and full fees and a partial quarter of income from an additional mezzanine loan originated during the second quarter 2013, whereas the second quarter 2012 operating results did not reflect additions of any of these type of investments. The Company also recorded a full quarter of operating results from the three communities acquired in January 2013, which included additional rental revenue and additional operational expenses. However, we issued an additional 5,714,274 shares of Common Stock in the middle of the second quarter 2013. This resulted in an increase in our weighted average common shares outstanding from 5,177,170 in the second quarter 2012 to 8,198,340 in the second quarter 2013. At June 30, 2013, we had 11,066,895 outstanding shares of Common Stock.

Interest expense increased by approximately $707,000 in second quarter 2013 compared to second quarter 2012, due mainly to additional interest and amortization of deferred loan costs on the mortgage loans on the three communities acquired in January 2013 and on our $30.0 million revolving credit facility.

Other than with regard to our $30.0 million revolving credit facility, we continue to hold no debt at the Company or operating partnership levels, have no cross-collateralization of our real estate assets, and have no contingent liabilities at the Company or operating partnership levels with regard to our secured mortgage debt on our communities.
Same Store Financial Data
For our same store communities, total revenues increased 5.4% during the second quarter 2013 compared to the second quarter 2012, resulting in an 11.2% increase in same store net operating income ("NOI"). Same store NOI is a supplemental non-GAAP financial measure. A reconciliation of same store NOI to net income (loss) is included in the Supplemental Financial Data report, which is attached to this press release on our website.
Total Assets
As of June 30, 2013, our total assets were approximately $260 million compared to approximately $123 million as of December 31, 2012.
Dividends
Quarterly Dividends on Common Stock and Class A Operating Partnership Units
On May 9, 2013, the Company declared a quarterly dividend on its Common Stock of $0.15 per share for the second quarter 2013, which was paid on July 22, 2013 to all stockholders of record on June 26, 2013. In conjunction with the Common Stock dividend, our operating partnership declared a distribution on its Class A Units of $0.15 per unit for the second quarter 2013, which was paid on July 22, 2013 to all Class A Unit holders of record as of June 26, 2013.
Monthly Dividends on Series A Redeemable Preferred Stock
The Company declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled $745,417 for the three-month period ended June 30, 2013 and represents a 6% annual yield. Our net cash from operating activities was sufficient to fund our second quarter cash dividends declared on our Common Stock, Class A Units, and Series A Redeemable Preferred Stock.
Additionally, on July 19, 2013, the Company declared monthly dividends of $5.00 per share on its Series A Redeemable Preferred Stock (plus a prorated amount for June 2013 with respect to certain shares that were issued in June 2013), which totaled $302,532 for July 2013 and that will be paid on August 20, 2013 to applicable Series A Preferred stockholders of record as of July 31, 2013.

Physical and Average Economic Occupancy

As of June 30, 2013, our aggregate physical occupancy was 95.2%. For the three-month period ended June 30, 2013, our average monthly economic occupancy was 93.9% and our average physical occupancy was 95.4%. We define physical occupancy as the number of units occupied divided by total apartment units. We calculate average economic occupancy by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent.

Third Quarter 2013 AFFO Guidance
We currently project our AFFO to be in the range of $1,750,000 to $2,050,000 for the third quarter 2013.
Note, our guidance on projected AFFO for the third quarter 2013 excludes any proceeds from any additional shares of our Series A Redeemable Preferred Stock or other securities that we may issue and potential dividends to be paid on those securities.
Conference Call and Supplemental Data
Preferred Apartment Communities will hold its quarterly conference call on Tuesday, August 6, 2013 at 11:00 a.m. Eastern Time to discuss its second quarter 2013 results. To participate in the conference call, please dial in to the following:
Live Conference Call Details
Domestic Dial-in Number: (800) 860-2442
International Dial-in Number: (412) 858-4600
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, August 6, 2013
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' second quarter conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com under Investors and then click on the "Upcoming Webcasts" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Archived Webcasts.

Preferred Apartment Communities also produces a Supplemental Financial Data package that provides additional information regarding the Company's overall financial position. This Supplemental Financial Data is considered an integral part of, and is attached to, this earnings release and is also available on the Company's website at www.pacapts.com under Investors/Quarterly Supplemental Financial Data, or by contacting Leonard A. Silverstein in Investor Relations at (770) 818-4147.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and AFFO. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds From Operations Attributable to Common Stockholders and Unitholders
Analysts, managers, and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U. S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized non-GAAP measures currently in practice. In its 2002 "White Paper on Funds From Operations," which was most recently revised in 2012, NAREIT standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one we report) is:

Net income/loss:

•	Excluding impairment charges on and gains/losses from sales of depreciable property;

•	Plus depreciation and amortization of real estate assets; and

•	After adjustments for unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing our reported FFO results to those of other companies. Our FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. We believe FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which we believe is net income/loss attributable to the Company.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO plus:

•	Acquisition costs;

•	Organization costs;

•	Non-cash equity compensation to directors and executives;

•	Amortization of loan closing costs;

•	Depreciation and amortization of non-real estate assets;

•	Net mezzanine loan fees received;

•	Mezzanine loan exit fees received;

•	Adjustments for non-cash dividends; and

•	Losses on early debt extinguishment;
Less:

•	Non-cash mezzanine loan interest income;

•	Cash paid for loan closing costs;

•	Amortization of acquired intangible liabilities; and

•	Normally recurring capital expenditures.

AFFO figures reported by us may not be comparable to those reported by other companies. Investors are cautioned that AFFO excludes acquisition costs which are generally recorded in the periods in which the properties are acquired (and often preceding periods). We utilize AFFO to measure the liquidity generated by our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. AFFO is a useful supplement to, but not a substitute for, its closest GAAP-compliant measure, which we believe to be net income/loss available to common stockholders.

Same Store Net Operating Income ("NOI")

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, which we believe to be net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "outlook" and similar expressions.
The forward-looking statements contained in this press release and in our Supplemental Financial Data are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: Our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which we intend to file shortly after this release, and our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 15, 2013, all under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations." All information in this release is as of August 5, 2013. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com